Exhibit 4.4

               NON-QUALIFIED STOCK OPTION AWARD GRANTED UNDER THE
                                WINDSORTECH, INC.
                            2002 Flexible Stock Plan


Name of Option Recipient:   David A. Loppert
                            ----------------


         On December 19, 2003, the Company awarded you a stock option. You were granted an option to buy 500,000 Shares of the Company's Stock at the price of $2.00 per share on or after December 19, 2004 and on or before December 19, 2014. Upon termination of employment for any reason, all options which are not then vested are forfeited, and options which are vested but unexercised may or may not be forfeited depending upon how and why employment terminates.

         In the event that the Company disposes of all or part of its interest in a subsidiary, and, in the case of a partial disposition, owns less than 50% after the disposition, persons who are employed by that subsidiary are considered, for purposes of stock options, to have had their employment terminated without cause. This means that all vested options are not affected by such disposition but all unvested options are forfeited.

         IMPORTANT: By signing below, you agree to be bound by, and acknowledge receipt of, the attached Terms and Conditions of this Non-Qualified Stock Option Award ("Terms") and the WindsorTech, Inc., 2002 Flexible Stock Plan ("Plan"). Capitalized terms are defined in the Terms and/or Plan .


                                      WINDSORTECH, INC.




                                      By: _____________________________
                                         Edward L. Cummings, Vice President


Read and agreed to this
___________________, 2004

                                               ---------------------------------
                                                    COPY Sign and return
                                                    this   copy  in  the
                                                    enclosed     postage
                                                    paid          return
                                                    envelope.
                                               ---------------------------------


----------------------------------------------
David A. Loppert

               NON-QUALIFIED STOCK OPTION AWARD GRANTED UNDER THE
                                WINDSORTECH, INC.
                            2002 Flexible Stock Plan




Name of Option Recipient:   David A. Loppert
                            ----------------

         On December 19, 2003, the Company awarded you a stock option. You were granted an option to buy 500,000 Shares of the Company's Stock at the price of $2.00 per share on or after December 19, 2004 and on or before December 19, 2014. Upon termination of employment for any reason, all options which are not then vested are forfeited, and options which are vested but unexercised may or may not be forfeited depending upon how and why employment terminates.

         In the event that the Company disposes of all or part of its interest in a subsidiary, and, in the case of a partial disposition, owns less than 50% after the disposition, persons who are employed by that subsidiary are considered, for purposes of stock options, to have had their employment terminated without cause. This means that all vested options are not affected by such disposition but all unvested options are forfeited.

         IMPORTANT: By signing below, you agree to be bound by, and acknowledge receipt of, the attached Terms and Conditions of this Non-Qualified Stock Option Award ("Terms") and the WindsorTech, Inc., 2002 Flexible Stock Plan ("Plan"). Capitalized terms are defined in the Terms and/or Plan .


                                      WINDSORTECH, INC.




                                      By: ___________________________
                                      Edward L. Cummings, Vice President


Read and agreed to this
___________________, 2004




______________________________________
David A. Loppert

                              TERMS AND CONDITIONS
                              --------------------

               NON-QUALIFIED STOCK OPTION AWARD GRANTED UNDER THE
               --------------------------------------------------

                                WINDSORTECH, INC.
                              --------------------

                            2002 Flexible Stock Plan
                           --------------------------


         to David A. Loppert dated December 19, 2003 to acquire 500,000 shares at $2.00 per share

1.       Definitions
         -----------

(a)      Committee                    The Committee (or, in certain
         -----------                  cases, its designees) who administers the
                                      Stock Option Plan.

(b)      Company                      WindsorTech, Inc., a Delaware
         ---------                    corporation.

(c)      Option                       The option granted by the Option
         -----------                  Award.

(d)      Option Award                 The Non-Qualified Stock
         -----------                  Option Award to which the Terms and
                                      Conditions are attached together with,
                                      except where the context requires
                                      otherwise, these Terms and Conditions.

(e)      Participant                  The recipient of an Option
         -----------                  Award.

(f)      Stock Option Plan            WindsorTech, Inc. 2002 Flexible Stock
         -----------------            Plan, as amended.

All capitalized terms not otherwise defined herein shall have the meanings given to such terms by the Stock Option Plan.

2.       Evidence of Option Grant and Option not an Incentive Stock Option
         -----------------------------------------------------------------

         The Option Award evidences a grant to the Participant of an Option to purchase that number of Shares ("Optioned Shares") of the par value $.01 per share Common Stock of the Company ("Stock") set forth on the Option Award. After December 19, 2004, the Participant may exercise the Option as shown on the Option Award. In no event shall the Option or any part of the Option be exercisable after December 19, 2014 (the "Option Expiration Date"). The Option shall not be treated as an "Incentive Stock Option", as defined in Section 422 of the Internal Code of 1986, as amended ("Code"), notwithstanding the fact that certain provisions of these Terms and Conditions incorporate portions of Code
Section 422 and/or comply with the requirements of such section.

3.       Exercise of Option
         ------------------

         The Option shall be exercised by the Participant delivering a written notice of exercise to the Company's corporate headquarters at 70 Lake Drive, Hightstown, NJ 08520. This notice shall specify the number of Optioned Shares the Participant then desires to purchase.

4.       Payment of Option Price
         -----------------------

         Payment for the Shares purchased under the Option shall be made to the Company either:

         (a) in cash (including cashier's check, bank draft or money order or a cashless exercise arrangement); and/or

         (b) by the delivery to the Company of a promissory note executed by the Participant and payable to the Company's order and in the form of the attached Exhibit A.

In addition to the foregoing methods of payment, payment of the Option price may, at the discretion of the Committee, be made in whole or in part in other property, rights and credits.

5.       Form of Notice of Exercise
         --------------------------

         The  Participant's  notice as  required by Section 3 shall be signed by
the  Participant  and  shall  be  in  substantially   the  following  form  with
appropriate adjustments depending on how the Option price is paid:

                         Form of Option Exercise Letter
                         ------------------------------





                           _____________________, 200_



Windsortech, Inc.
70 Lake Drive
Hightstown, NJ 08520


                  Re:      Notice Of Exercise Of Stock Option
                           ----------------------------------


Gentlemen:

         I hereby exercise my Option to purchase ____ shares in accordance with my Option Award dated December 19, 2003. The aggregate Option price of the shares I am purchasing is $_________. I hereby tender payment of such price as follows (complete applicable item(s)):

         (a) by delivery of a cashier's check, bank draft or money order made payable to the Company in the amount of $______________; and/or
         (b)      through a cashless exercise as follows:
                  ___________________________

         I further acknowledge that if I am deemed to be an "affiliate" of the Company, as defined in Rule 144 (a)(1) promulgated under the Securities Act of 1933, as amended, that the Shares will be subject to the restrictions of Rule 144 of such Act, with which I will comply.

                                                     Yours very truly,


                                                     David A. Loppert

6.       Stock Certificate
         -----------------

         Upon the exercise of the Option, the Participant shall be entitled to one Stock certificate evidencing the Shares acquired upon exercise.

7.       Legends on Certificate
         ----------------------

         The certificate to be issued under Section 6 shall be issued as soon as practicable. Such certificate shall contain thereon a legend in substantially the following form if the Shares evidenced by such certificate have not been registered under the Securities Act of 1933, as amended:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933 or any applicable state law. They may not be offered for sale, sold, transferred or pledged without (1) registration under the Securities Act of 1933 and any applicable state law, or (2) at holder's expense, an opinion (satisfactory to the Company) that registration is not required."

The certificate shall also contain such other legends as may be appropriate or required by law, such as a legend relating to any shareholders agreement that may apply to the Shares.

8.       Termination of Employment; Nonassignability
         -------------------------------------------

         8.1 Voluntary Quit or Termination for Cause. If the Participant's employment shall be terminated by the Participant prior to age 65, or by the Employer for "Cause", as defined below, then the Participant's full interest in the Option shall terminate on the date of such termination of employment and all rights thereunder shall cease. Whether a Participant's employment is terminated for Cause shall be determined by the Committee. Cause shall include, but not be limited to gross negligence, willful misconduct, flagrant or repeated violations of the Employer's policies, rules or ethics, a material breach by the Participant of any employment agreement between the Participant and the Employer, intoxication, substance abuse, sexual or other unlawful harassment, disclosure of confidential or proprietary information, engaging in a business competitive with the Employer, or dishonest, illegal or immoral conduct. The employment of a member of the board of directors of an Employer ("Director") shall be terminated when he ceases to be a Director. If a Participant is both a Director and an Employee, his employment shall not be deemed to have been terminated as long as he remains a Director or an Employee, as the case may be.

         8.2 Other Termination. If the Participant's employment shall be terminated for disability (as such term is defined at Section 422(c)(6) of the Code), death, termination by the Employer without Cause, or termination by the Participant after he has attained age 65, the Participant or his personal representative and/or beneficiary, as the case may be, shall have the right (but not later than the Option Expiration Date) to exercise such Option to the extent that such Option or any installment thereof shall not have been exercised. The employment of a Director shall be deemed to have been terminated by the Employer without Cause if the Participant ceases to serve in such position solely due to the failure to be reelected or reappointed, as the case may be, and such failure is not a result of an act or omission which would constitute Cause.

         8.3 Non-Transferability of Rights; Designation of Beneficiaries. The Option shall not be transferable by the Participant otherwise than by will or the laws of descent and distribution or as provided in this Section 8.3. During the lifetime of the Participant the Option shall be exercisable only by the Participant. The Participant, however, may file with the Company a written designation of a beneficiary or beneficiaries to exercise, in the event of death of the Participant, the Option granted hereunder, subject to all of the provisions of this Section 8. A Participant may from time to time revoke or change any such designation of beneficiary and any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee shall be in doubt as to the right of any such beneficiary to exercise the Option, the Committee may determine to recognize only an exercise by the personal representative of the estate of the Participant, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

         8.4 Deemed Termination of Employment and Transfer. If the Employer that employs the Participant (or of which the Participant is a Director) ceases to be an Employer, the Participant's employment shall be deemed to have been terminated by such Employer without Cause as of the date that it ceases to be an Employer. The transfer of a Participant's employment (or a Director's service as a Director) from one Employer to another Employer shall not be deemed a termination of employment.

9.       Withholding
         -----------

         The Company or any Affiliate that employs the Participant shall have the right to deduct any sums that federal, state or local tax law requires to be withheld with respect to the exercise of the Option, or as otherwise may be required by such laws. The Company or any such Affiliate may require as a condition to issuing Stock upon the exercise of the Option that the Participant or other person exercising the Option pay any sum that federal, state or local tax law requires to be withheld with respect to such exercise. In the alternative, the Participant or other person exercising the Option, may elect to pay such sums to the Company or the Affiliate delivering written notice of that election to the Company's corporate headquarters at 70 Lake Drive, Hightstown, NJ 08520, prior to or concurrently with exercise. There is no obligation that the Participant be advised of the existence of the tax or the amount which the employer corporation will be so required to withhold.

10.      Stock Option Plan Controls
         --------------------------

         The Option Award and these Terms and Conditions are subject to all terms and provisions of the Stock Option Plan which is incorporated herein by reference. In the event of any conflict, the Stock Option Plan shall control over the Option Award and these Terms and Conditions.